SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                            ________________________


                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): October 4, 2000



                                   NEFF CORP.
             (Exact Name of registrant as specified in its charter)



         DELAWARE                  001-14145                     65-0626400
____________________________   ______________________     _____________________
(State or other jurisdiction   Commission File Number     IRS Employer
            of incorporation)                             Identification Number

                   3750 N.W. 87th Avenue, Miami, Florida 33178
               (Address or principal executive offices) (Zip Code)


       Registrant's telephone numbers, including area code: (305) 513-3350





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Item 5.   OTHER EVENTS

     The following data was presented by Mark Irion, Chief Financial Officer of Neff Corp. (the "Company"), as part of a presentation at the Deutsche Bank High Yield Conference in Scottsdale, Arizona on October 4, 2000.

     During 1999 the Company had three active subsidiaries: Neff Rental, Inc. ("Rental"), Neff Machinery, Inc. ("Machinery") and Sullair Argentina S.A. ("Sullair"). The Company sold all of its interests in Sullair and Machinery in November 1999 and December 1999, respectively. The pro forma data presented below represents the results of operations of the Company assuming the sales of Sullair and Machinery had occured on January 1, of the period presented. This pro forma data does not necessarily reflect the results of operations that would have existed had the sale of Sullair and Machinery occured as of January 1, of the period presented.




              Net Capital
              Expenditures
              ------------
              (in millions)



1996            $41.9   (3)

1997            $81.8   (3)

1998            $80.4   (3)

1999            $77.6   (2)  (3)

2000P           $60-70  (1)  (2)

2001P           $20-30  (1)


(1)     Planned net capital expenditures
(2) Excludes operating leases (at original cost of $27.5 million for 1999 and $14.0 million for 2000P)
(3)     Pro forma results




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Neff Corp.
                                        Registrant

Date:  October 4, 2000                  /s/ Mark Irion
                                        __________________________________
                                        Chief Financial Officer
                                        On behalf of the registrant and as
                                        Principle Financial and Accounting
                                        Officer
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